As filed with the Securities and Exchange Commission on October 10, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARETEUM CORPoration

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4557538 (I.R.S. Employer identification No.)

1185 Avenue of the Americas, 37th Floor, New York, NY 10036

(Address of principal executive offices) (Zip Code)

PARETEUM CORPORATION

2018 LONG-TERM INCENTIVE COMPENSATION PLAN

(full title of the plan)

Robert H. Turner, Executive Chairman

Pareteum Corporation

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

(Name and address of agent for service)

(212) 984-1096

(Telephone number, including area code, of agent for service)

With a copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Phone (212) 930-9700

Fax (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.00001 per share	8,000,000	$2.62	$20,960,000	$2,540.35

(1) The number of shares of common stock, par value $0.00001 per share, of Pareteum Corporation, or the Registrant, stated above consists of the number of shares which may be issued under the 2018 Long-Term Incentive Compensation Plan (the “Plan”), that have not been previously registered. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the Plan on the basis of the average of the high and low sale prices of the common stock as reported on the NYSE American as of a date October 8, 2018 within five business days prior to filing this Registration Statement.

(3) Calculated pursuant to Section 6(b) of the Securities Act.

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) relates to 8,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”) of Pareteum Corporation. (the “Registrant,” the “Company,” “we,” “us” or “our”), which are issuable pursuant to, or upon exercise of, awards that have been granted or may be granted under our Pareteum Corporation 2018 Long-Term Incentive Compensation Plan (the “Plan”).

This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, to be used in connection with resales of securities registered hereunder by selling stockholders (the “Selling Stockholders”), some of whom may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The Selling Stockholders may be selling up to an aggregate of 2,040,000 shares of common stock that constitute “restricted securities” which have been issued by the Registrant pursuant to the Plan, prior to the filing of this Registration Statement.

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PART I

Item 1. Plan Information

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Robert H. Turner

Pareteum Corporation

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

(212) 984-1096

REOFFER PROSPECTUS

2,040,000 Shares of Common Stock

This prospectus relates to the public resale, from time to time, of an aggregate of 2,040,000 shares (the “Shares”) of our common stock, $0.00001 par value per share, by certain shareholders (the “Selling Stockholders”) identified below in the section entitled “The Selling Stockholders.” These Shares have been or may be acquired upon the exercise of stock options granted pursuant to our 2018 Long-Term Equity Incentive Plan (the “Plan”) and the vesting of restricted stock granted pursuant to the Plan.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares covered by this prospectus.

We have not entered into any underwriting arrangements in connection with the sale of Shares. The Shares may be sold from time to time by the Selling Stockholders or by permitted pledgees, donees, transferees or other permitted successors in interest and may be made on the NYSE American at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

Our common stock is listed on the NYSE American under the symbol “TEUM.” On October 8, 2018, the closing bid price for our common stock on the NYSE American was $2.66 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors,” beginning on page 11 of this prospectus to read about factors you should consider before buying the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “Pareteum,” “we,” “us,” “our,” “ours” and similar names refer to Pareteum Corporation and its consolidated subsidiaries.

You should rely only on the information contained in this prospectus or incorporated herein. We have not authorized anyone to provide you with information that is different. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. The information contained, or incorporated by reference, in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus, or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information”.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed.

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in shares of our common stock in this offering. You should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 11 of this prospectus and the financial statements and the other information incorporated by reference in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Business Overview

Pareteum Corporation (NYSE American: TEUM) is a rapidly growing Cloud Communications Platform company with a mission - “to connect every person and every thing”™. With estimates of up to 30 billion devices to be managed and connected the total available market is astoundingly large.

Service Providers, Brand Marketing Companies, Enterprise and Internet of Things providers use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. To achieve this, Pareteum has developed patent pending software platforms which are connected to 45 Mobile networks in 65 counties using multiple different communications channels including mobile telephony, data, SMS, VOIP, OTT services – all over the world. Pareteum integrates all these disparate communications methods and services and brings them to life for customers and application developers, allowing communications to become value-added. This is a major strategic target for many industries, from legacy telecommunications providers to the disruptive technology and data enterprises of today and the future.

The vast majority of our platform is comprised of our own development software, which provides our customers with a great deal of flexibility in how they use our products now and in the future and allows us to be market driven in our future.  Various patents we have applied for and been granted form the basis of work processes critical to our platform solution.  Our platform services partners (technologies integrated into our cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, NetNumber, Affirmed and other world class technology providers.

Pareteum is a mission focused company empowering every person and every “thing” to be globally connected – ANY DEVICE, ANY NETWORK, ANYWHERE™. The Pareteum Cloud Communications Platform targets large and growing sectors from IoT (Internet of Things), Mobile Virtual Network Operators (MVNO), Smart Cities, and Application developer markets - each in need of mobile platforms, management and connectivity. These sectors need Communications-as-a-Service (CaaS), which Pareteum delivers. Our solutions have received industry acclaim. We are the recipients of:

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Winner of IoT Evolution’s 2017’s IoT Excellence Award

Winner of 2018’s Internet Telephony Product of the Year from TMC

Winner of 2017’s Communications Solutions Product of the Year Award from TMC

These accolades reflect that our Company is recognized as one of the world’s most Innovative and Excellent Cloud Communications Solutions, IoT and Internet Telephony enabling software and communications platform services providers that has no costly and capex intensive proprietary telco infrastructure.

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for mobility and applications will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

The Pareteum Ecosystem

Our value proposition intersects with numerous applications and industries. It is our strong belief that no other company in the Communications-as-a-Service market offers similarly broad value in such a comprehensive way. An easily accessible open mobility system for the world is difficult to get started because it requires a “network effect”. The network effect is an observable condition that yields increased value to the “new easily accessible open mobility system for the world”, and all users of the system as more users come on board. The essence of this point is that every communication – a transaction – requires both a sender and recipient who are willing to access and use the new system. We aim to provide the marketplace exchange on which these transactions take place, and will attract new users.

To overcome the difficulty of achieving the “network effect”, our strategy is to begin attracting new users into the mobility and digital applications space, via our initial use case (managed services platforms). Our customer deployed managed services platform does not require a network effect for success. This has been partially accomplished by deploying Managed Services for our anchor customers. This has begun the creation a critical mass of subscribers required for the network effect to develop. This network effect will be perfected by further deployments into new segments and geographies with our Global Mobility Cloud Services and our Applications Exchange and Development Platform.

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The Pareteum Ecosystem consists of three complementary platform suites: (1) the Managed Services Platform, (2) the Global Cloud Services Platform and (3) the Application Exchange & Developer Platform:

Managed Services Platform

➢	Dynamic, fully-managed platform designed for Mobile Virtual Network Enabler (MVNE), large Mobile Network Operators (MNO) and virtual operators (MVNO) and Communication Service Providers (CSPs).
➢	Provides Integrated Operational and Billing Management platform (B/OSS) enabling real-time account (SIM) management, policy (service and rules) management and charging (pricing, rating, billing).
➢	Strong authentication solution using multiple security factors.

Global Cloud Services Platform

➢	Cloud based platform for Communications Service Providers, IoT providers and Enterprises.
➢	Delivers seamless operations and services that enable new capability and applications.
➢	Increasingly automated and self-service solutions, services including Billing, Rating, and CRM.

Application Exchange and Developer Platform

➢	Customers can easily integrate with our solutions through a robust set of APIs.
➢	Allows integration across any channel, for both new systems and legacy infrastructure.

Innovative Use Cases

Many sectors, from traditional network operators to disruptive technology and data-driven companies have found many innovative use cases for our platforms. Beyond simply enabling communications between people and devices, the platforms of Pareteum enable:

➢	Smart homes, including smart appliances, smart energy meters, wearables etc.
➢	Connected cars
➢	Smart cities
➢	Smart logistics and supply chains
➢	Smart healthcare applications
➢	Smart defense

Business Model

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for communications services will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

However, an easily accessible open mobility system for the world is challenging to scale because it requires a “network effect”. The network effect is the principle that a service yields increased value as it grows. The essence of this point is that our business and our services will grow in value as we grow and scale. We aim to achieve that growth by providing the marketplace exchange on which these communications and transactions take place, and in doing so we attract new users and more customers.

To achieve our desired and rapid growth, we are using our managed services solutions as a launching pad from which to grow our Global Cloud Services Platform and Application Exchange & Developer Platform. This process is already well underway, including with our anchor customers, Vodafone and Zain.

Go-to-Market and Growth Strategy

Pareteum is in fast-growth mode, which will be achieved through a combination of organic growth as well as targeted and accretive Mergers & Acquisitions.

Pareteum continues to win new long-term contractual business at an unprecedented pace. We expect this pace to increase throughout the coming year and beyond. We see many new opportunities, including those that leverage our support of emerging technologies, which is at the heart of our identity management and payment systems integration plans.

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Our focus is on selling and implementing new communications services and IoT opportunities as fast as possible, as the world of connected devices and people continues to rise on a daily basis.

We will measure our growth in the numbers of ‘Connections’ that we on-board to our platforms, be they SIM cards, handsets, devices, vehicles etc.

Our go-to-market strategy uses a four-phase approach:

Phase 1:	We continue to attract new subscribers across all verticals to all our platforms through direct sales, existing channel partnerships and new initiatives such as referral programs.

Phase 2:	We will continue to on-board new communication services providers, force multiplying our own growth, largely through business development and direct sales in each of our four defined sales regions (North America, Latin America, Europe, Middle East, Africa, and Asia-Pac).

Phase 3:	We will drive adoption through a twin approach. First, we will be on-boarding more Connections which are already active on our Managed Services and Global Cloud Platforms, as our initial user base. Second, we will be drawing in new customers and end-users to the Application Exchange & Developer Platform. These will be people with the greatest pain point, who are underserved by the current mobility networks and applications (including in developing markets).

Phase 4:	At this stage, our strategic Application Exchange & Developer Platform customers will have their own go-to-market strategy, creating shared value, ranging from traditional consumer strategies to sophisticated B2B and B2B2C strategies, driving and expanding our ecosystem to new heights. We also anticipate maturity in Blockchain deployments and smart-contracts creating new use-cases and revenue channels.

The phases described above are already being implemented, in parallel as far as possible, for the fastest most sustainable growth and this highlights our strategy for accelerating the world’s shift to an open mobility and application network. When we’re successful, it will accelerate the pace of innovation in the world, create more economic freedom, and provide better mobility services to billions of underserved people.

Employees & Leadership Team

As of September 28, 2018, the Company had 63 full-time employees worldwide. The number of employees will change following the Company’s acquisition of Artilium plc, as more fully described in the Recent Events section.

Pareteum is led by its Executive Chairman and Principal Executive Officer, Robert H. Turner, and CEO, Victor Bozzo, working closely with Ted O’Donnell (CFO), and the Company has significantly strengthened its leadership team with the addition of Rob Mumby (Chief Revenue Officer), Ali Davachi (COO/CTO) and Denis McCarthy (President).

Research & Development

Pareteum’s research and development function ensures that its communications platforms grow in line with customer needs and technological advancement, and remain resilient, reliable and secure. We have announced innovation in e-commerce, machine learning and predictive analytics, and mobile gaming all supported by our growing Pareteum application exchange, or TEAX, development community. The Pareteum blockchain-enabler platform is focused on delivering enabling technology to all of its customers and partners. The blockchain-enabler platform will change how our customers leverage blockchain technology, and will include support for smart-contracts and cryptocurrencies. Enabling our Communication-as-a-Service platform with identity management, transaction settlements and payment solutions greatly expands the opportunity for our customers and revenue streams for the Company. Product development expenses for the year ended December 31, 2017 were $1,479,587 compared to $3,543,590 for the year ended December 31, 2016. See our technical whitepaper on blockchain-enablement here:

https://www.pareteum.com/blockchain-whitepaper/.

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Intellectual Property

Pareteum relies on a combination of patents, copyright, trademark and trade secret laws in the United States, Europe and elsewhere. The Company protects its brand and reputation through the exploitation of a number of registered and unregistered trademarks and service marks. Pareteum has two granted patents for inventions embedded in its communications platforms.

The Pre-Authentication Login System grant number GB2541449 was granted in the United Kingdom on January 17, 2018 and expires on August 20, 2035.

The SIM-free HLR Migration has patents in 2 jurisdictions. In the United Kingdom grant number GB2517814 was granted on September 16, 2015 and expires on April 4, 2034. In Hong Kong grant number HK1204418 was granted on April 22, 2016 and expires on April 4, 2034.

Pareteum further protects its intellectual property rights by requiring all its employees and independent contractors involved in the development of intellectual property to assign those rights to the Company, to the greatest extent permitted by applicable law.

Sales & Marketing

Pareteum has begun to publish and market self service capabilities which will allow new customers to deploy our system capabilities such as adding mobility to their online applications in a seamless way, quickly all through published API’s from our community portals.

Customers

Pareteum manages a rigorous methodology from sale to revenue through its management of customer post-sale implementation and service delivery.

A team of customer advocates is assigned to each new contract and a multi-step process of handoff from sales to service is handled by this distinct team which is made up of experienced staff around the globe and supported by back office professionals throughout the United States, United Kingdom, Europe, Middle East, Africa and Latin, America.

The Company is dependent on one significant customer for our business and the loss of this customer could have an adverse effect on our business, results of operations and financial conditions. For the year ended December 31, 2017, we had one significant customer which accounted for 88% of our revenue.

Competitive Differentiation

The Communications-as-a-Service (CaaS) market is moving quickly. The Company believes that the key competitive differentiators in the near-term will be:

▪	Scale and international reach of connectivity

▪	Comprehensiveness of Platform offerings

▪	Ease of deployment and implementation

▪	Scalability and reliability of service

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Pareteum considers itself well placed to be judged on those criteria. The Company is confident that its network of global and international connectivity partners will enable it to access markets that currently under-served and compete equally with larger competitors in mature markets. In addition, Pareteum is confident that few other players have the breadth of value-added services to complement the core connectivity platforms.

Our competitors fall into three broad categories:

▪	Traditional telecom/infrastructure vendors.
▪	Large software solution and SaaS vendors - offering a suite of specialized software components, solutions and APIs.
▪	Niche solution providers, providing narrowly focused BSS/OSS and prepaid solutions.

Some of our competitors have greater financial, technical and sales and marketing resources, as well as greater brand and market awareness, and consequently may be able to react more quickly to competitive pressures. As we execute on our growth strategies, and enter new markets, or disrupt markets and replace incumbents, we expect competition to become more intense.

One key tenet in our competitive strategy, however, is to actually lower the competitive barriers to market for new players (customers) to create new mobility and communications applications and businesses. We intend to disrupt existing markets and have the advantage of quick time-to-market for those newly enabled business models and opportunities. These include, for example:

▪	Uniquely tailored data services such as unlimited social media, messaging apps or streaming music services.
▪	Global roaming connectivity without local infrastructure: e.g. business executives using a multi-SIM worldwide phone.
▪	Creation of personal, branded, mobile services.

▪	One-stop shop for bundles of IoT and M2M services: through plug-ins to multiple vertical applications and specialized platforms.

Regulatory

Pareteum is subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to our business. These laws and regulations may involve privacy, data protection, intellectual property, telecommunications, trade and export sanctions or other subjects. Many of the laws and regulations to which we are subject are still evolving and may be tested or varied in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving markets in which we operate. Because applicable international laws and regulations have continued to develop and evolve rapidly, it is possible that we or our products or our platform may not be, or may not have been, compliant with each such applicable law or regulation.

Recent Development

On October 1, 2018, the Company released a Current Report on Form 8-K announcing the consummation of the acquisition, by the Company, of the entire issued and to be issued shares of Artilium plc, a public limited company registered in England and Wales (“Artilium”) in a cash and stock transaction (the “Acquisition”). On June 7, 2018, the Company issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code of Takeovers and Mergers disclosing the terms of a recommended offer (the “Offer”) by the Company to effect the Acquisition. The Company distributed a DEFM14A (the “Merger Proxy”) to the Company’s shareholders, filed with the Securities and Exchange Commission as of August 3, 2018. The Merger Proxy included a proposal for the shareholders to, among other items, approve the issuance of approximately 37,852,076 new shares of the Company’s common stock to the shareholders of Artilium in connection with the Acquisition, following which Artilium shareholders would own approximately 35.14% of the Company’s fully diluted stock (the “Share Issuance Proposal”). On September 14, 2018, the Company released a Current Report on Form 8-K, announcing that the Share Issuance Proposal was approved by the Shareholders of the Company at the 2018 Annual Meeting of Stockholders held on September 13, 2018. The foregoing is only a description of the Acquisition, and is qualified in its entirety by the Merger Proxy, as filed with the Securities and Exchange Commission as of August 3, 2018.

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Corporate Information

Pareteum currently has offices in New York, Madrid, Barcelona, Bahrain and the Netherlands and the United Kingdom. Artilium’s geographic locations may change following the consummation of the Acquisition, as described in the Recent Developments section.

Pareteum®, the Pareteum logo and other trademarks or service marks of Pareteum appearing in this Registration Statement on Form S-8 are the property of Pareteum Corporation or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this Registration Statement on Form S-8 are the property of their respective holders.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Those statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects” and similar expressions, involve risks and uncertainties, and relate to, without limitation, statements about our products, our market opportunities, our strategy, our competition, our projected revenue, expense levels and cash spend and the adequacy of our available cash resources. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or forecasted in, or implied by, such forward-looking statements, including those factors to which we refer you in “Risk Factors” below.

Our business, financial condition, results of operations and prospects may change. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents that we incorporate by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

You should read this prospectus and the documents that we incorporate by reference herein, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information contained, or incorporated by reference, in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus, or of any sale of our securities. We qualify all of the information presented in this prospectus and particularly our forward-looking statements, by these cautionary statements.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Merger Proxy Statement, as such respective discussions may be amended, supplemented and updated in subsequent reports filed by us with the SEC and that is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations. If any of such risks and uncertainties actually occurs, our business, financial condition and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

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You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

In order to raise additional capital or pursue strategic transactions, we may in the future offer, issue or sell shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other transaction at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell or issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. While it is possible that we may declare a dividend, investors should not rely on such a possibility, nor should they rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares covered by this prospectus. While we will receive sums upon the exercise of any options by the Selling Stockholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure you that any such options will be exercised.

THE SELLING STOCKHOLDERS

This reoffer prospectus relates to Shares that are being registered for reoffer and resale by Selling Stockholders who have received or acquired, or may hereafter receive or acquire, the shares pursuant to the Plans. The Selling Stockholders may resell all, a portion, or none of the shares of common stock from time to time.

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The following table sets forth (a) the name of each Selling Stockholder; (b) the number of shares of common stock beneficially owned by each Selling Stockholder as of October 5, 2018; (c) the maximum number of shares of common stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not the Selling Stockholder has any present intention to do so and whether or not such shares have previously been issued to the Selling Stockholders or may in the future be issued, if at all; and (d) the number of shares of common stock and the percentage of common stock that would be beneficially owned by each Selling Stockholders assuming the sale of all shares offered hereby. All information with respect to beneficial ownership has been furnished by the Selling Stockholders. The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates” as that term is defined under Rule 405 under the Securities Act.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 96,656,355 shares of common stock outstanding as of October 9, 2018. All shares of common stock owned by such person, including shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days after October 5, 2018 (all of which we refer to as being currently exercisable) are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.

Information concerning the identities of the Selling Stockholders, the number of shares that may be sold by each Selling Stockholder and information about the shares beneficially owned by the Selling Stockholders may from time to time be updated in supplements to this reoffer prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below to the extent we presently have such information.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed. Because the Selling Stockholders may sell none, some or all of the shares owned by them which are included in this reoffer prospectus, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon the termination of the offering made hereby. Although none of the selling stockholders presently intends to sell any or all of the shares so listed, we have assumed, for purposes of the following table, that the Selling Stockholders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own.

The address of each Selling Stockholder is c/o Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Name	Position	Number of Shares Beneficially Owned		Number of Shares Included in the Offering(1)		Number of Shares Beneficially Owned After the Offering		Percentage of Shares of Common Stock Owned After the Offering
Robert H. Turner	Executive Chairman and Principal Executive Officer	3,521,037	(2)	2,000,000	(3)	1,521,037	(4)	1.5%
Yves Van Sante	Director	219,618	(5)	40,000	(6)	179,618	(7)		*

TOTAL				2,040,000

* Less than 1%

(1)	Assumes the vesting, exercise and sale of all options and restricted stock grants being offered by the Selling Shareholders.

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(2)	Includes (i) 1,500,000 shares of common stock pursuant to a restricted stock award under the 2017 Equity Incentive Plan (the “2017 Plan”), fully vested pursuant to the terms of an amended employment agreement entered into with the Company as of June 6, 2018 and (ii) 2,000,000 shares of common stock pursuant to a restricted stock award under the Plan, of which one half vested upon the date of award, and the remainder vest in equal monthly installments from January 2019 through December 2019.
(3)	Includes 2,000,000 shares of common stock pursuant to a restricted stock award under the Plan, of which one half vested upon the date of award, and the remainder vest in equal monthly installments from January 2019 through December 2019.
(4)	Includes 1,500,000 shares of common stock pursuant to a restricted stock award under the 2017 Plan, fully vested pursuant to the terms of an amended employment agreement entered into with the Company as of June 6, 2018.
(5)	Includes (i) 118,284 shares of common stock pursuant to a restricted stock award under the 2017 Plan; and (ii) 40,000 shares of restricted common stock pursuant to a restricted stock award under the 2017 Plan.
(6)	Includes 40,000 shares of common stock pursuant to a one-time stock award under the 2017 Plan.
(7)	Includes 118,284 shares of common stock pursuant to a restricted stock award under the 2017 Plan.

PLAN OF DISTRIBUTION

As used in this prospectus, “Selling Stockholder” includes the Selling Stockholder named above and his or her donees, pledgees, transferees or other successors in interest selling shares received from named Selling Stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. We have been advised that the Selling Stockholder may effect sales of the Shares directly, or indirectly by or through underwriters, agents or broker-dealers, and that the Shares may be sold by one or a combination of several of the following methods:

●	one or more block transactions, in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions or transactions in which a broker solicits purchases;

●	on the NYSE American or on any other national securities exchange or quotation service on which our Shares may be listed or quoted at the time of the sale;

●	in the over-the-counter market;

●	through the writing of options, whether the options are listed on an options exchange or otherwise;

●	through distributions to creditors and equity holders of the Selling Stockholder; or

●	any combination of the foregoing, or any other available means allowable under applicable law.

We will bear all costs, expenses and fees in connection with the registration and sale of the Shares covered by this prospectus, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the shares of the Shares covered hereby. The Selling Stockholder will bear all commissions and discounts, if any, attributable to sales of the shares. The Selling Stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Selling Stockholder may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares allowed to sell under this prospectus. The Selling Stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The Selling Stockholder may effect sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals. The Selling Stockholder may sell his or her shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

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Additionally, the Selling Stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder also may sell shares short and redeliver shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholder also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned or pledged pursuant to this prospectus.

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus (or a post-effective amendment).

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of the Shares covered hereby, the Selling Stockholder and any broker-dealers or agents and any other participating broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Stockholder and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of that act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements. In addition, any shares of the Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder. These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the Shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

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To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The supplement will disclose the name of the Selling Stockholder and of the participating broker-dealer(s); the number of shares involved; the price at which such shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information contained in or incorporated by reference in this prospectus; and any other facts material to the transaction.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Sichenzia Ross Ference LLP, New York New York.

EXPERTS

The financial statements as of and for the years ended December 31, 2017 and 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Squar Milner LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The financial statements of Artilium as of and for the years ended June 30, 2017 and 2016, and the interim period through March 2018, incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of PKF Littlejohn LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•	our Current Report on Form 8-K filed with the SEC on October 1, 2018; our Current Report on Form 8-K filed with the SEC on August 10, 2018 and our Current Report on Form 8-K filed with the SEC on April 6, 2018;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 3, 2018;

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 30, 2018;

•	the description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on November 30, 2011 (File No. 001-35360), including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Susan Love, c/o Pareteum Corporation., at 1185 Avenue of the Americas, 37th Floor, New York, New York 10036. Our telephone number is 646-810-2182.

REOFFER PROSPECTUS

2,040,000 Shares of Common Stock

October 10, 2018

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•	our Current Report on Form 8-K filed with the SEC on October 1, 2018; our Current Report on Form 8-K filed with the SEC on August 10, 2018 and our Current Report on Form 8-K filed with the SEC on April 6, 2018;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 3, 2018;

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 30, 2018;

•	the description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on November 30, 2011 (File No. 001-35360), including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Susan Love, c/o Pareteum Corporation., at 1185 Avenue of the Americas, 37th Floor, New York, New York 10036. Our telephone number is 646-810-2182.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Sichenzia Ross Ference LLP of New York, New York. Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP may be issued shares of common stock under the Plan.

Item 6. Indemnification of Directors and Officers

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

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Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law.

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT

5.1	Opinion of Sichenzia Ross Ference LLP *

10.1	Pareteum Corporation. 2018 Long-Term Incentive Compensation Plan *

23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1) *

23.2	Consent of Independent Registered Public Accounting Firm - Squar Milner LLP *

23.3	Consent of PKF Littlejohn *

24.1	Power of Attorney (included on the signature page of this Registration Statement)

*Filed herewith

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Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements to a filing on Form S-8 and authorized this filing to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on October 10, 2018.

PARETEUM CORPORATION

By:	/s/ Robert H. Turner
Robert H. Turner
Executive Chairman (Principal Executive Officer)

By:	/s/ Edward O’Donnell
Edward O’Donnell
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Company, hereby constitute and appoint Robert H. Turner and Edward O’Donnell and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Company, a registration statement on Form S-8 (or other appropriate form) relating to the offer and sale of common stock of the Company pursuant to the Plans (or any and all amendments, including post-effective amendments, to such registration statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert H. Turner	Executive Chairman	October 10, 2018
Robert H. Turner	(Principal Executive Officer)

/s/ Edward O’Donnell	Chief Financial Officer	October 10, 2018
Edward O’Donnell	(Principal Financial and Accounting Officer)

/s/ Yves van Sante	Director	October 10, 2018
Yves van Sante

/s/ Laura Thomas	Director	October 10, 2018
Laura Thomas

/s/ Luis Jimenez-Tuñon	Director	October 10, 2018
Luis Jimenez-Tuñon

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